Exhibit 99.1

FOR IMMEDIATE RELEASE
BAXTER REPORTS FIRST-QUARTER 2024 RESULTS
•First-quarter sales from continuing operations of $3.59 billion increased 2% on a reported basis and 3% on a constant currency basis, exceeding the company’s previously issued guidance1
•First-quarter U.S. GAAP2 diluted earnings per share (EPS) from continuing operations were $0.07 and adjusted diluted EPS from continuing operations were $0.65, exceeding the company’s previously issued guidance
•Baxter now expects full-year 2024 sales growth of approximately 2% on a reported basis and 2% to 3% on a constant currency basis
•Baxter now expects full-year adjusted diluted EPS of $2.88 to $2.981
•Recent U.S. FDA clearance of Novum IQ large volume infusion pump and Dose IQ Safety Software advances connected and intelligent infusion therapy portfolio

DEERFIELD, Ill., MAY 2, 2024 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the first quarter of 2024.
"Baxter’s results in the first quarter reflect the company’s solid operational performance, fueled by the benefits being realized from our ongoing strategic transformation initiatives, including our new operating model structure, and continued strong execution across our integrated supply chain network,” said José (Joe) E. Almeida, chair, president and chief executive officer. “We are squarely focused on improving our operational execution and excited by the opportunities we are creating through recent innovation milestones. Our objective remains to accelerate performance and drive increased value for patients, healthcare providers and shareholders.”

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1 Sales growth at constant currency rates and adjusted diluted EPS, as well as forecasts of those items on a forward-looking basis, are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section below for information about the non-GAAP financial measures included in this release and see the accompanying tables to this press release for reconciliations of those non-GAAP measures to the corresponding U.S. GAAP measures.
2 Generally Accepted Accounting Principles

First-Quarter Financial Results
Worldwide sales from continuing operations in the first quarter totaled $3.59 billion, an increase of 2% on a reported basis and 3% on a constant currency basis, exceeding the company’s previously issued guidance of approximately 1% on a reported basis and 1% to 2% on a constant currency basis. Continuing operations exclude Baxter’s BioPharma Solutions (BPS) business, which was divested at the end of the third quarter of 2023.
U.S. sales from continuing operations in the first quarter totaled $1.66 billion, flat year-over-year on a reported basis. International sales from continuing operations totaled $1.93 billion, an increase of 5% on both a reported basis and at constant currency rates.
First-quarter sales performance was driven by better-than-expected results across the majority of Baxter’s business segments. Sales performance by segment was led by double-digit growth in Pharmaceuticals, reflecting the impact of new product launches and increased demand for Baxter’s Drug Compounding services. Baxter’s Medical Products & Therapies and Kidney Care segments both delivered mid-single-digit growth at constant currency rates, reflecting the benefit of positive demand and pricing across these two segments. This strong growth helped offset a high single-digit decline in Baxter’s Healthcare Systems & Technologies segment, reflecting the phasing of certain orders to later in the year, timing of backlog reduction efforts in the prior year period and softness in the U.S. primary care market, as well as some operational challenges that are being addressed to enhance the future performance of this segment. Growth for the Healthcare Systems & Technologies segment is expected to meaningfully improve in the second half of the year.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s segments.
For the first quarter, total net income attributable to Baxter on a U.S. GAAP basis was $37 million, or $0.07 per diluted share. Total U.S. GAAP diluted EPS includes $0.07 from continuing operations. These results include special items totaling $294 million, primarily related to the impact of intangible amortization, separation-related costs and business optimization costs, among other factors. On an adjusted basis, excluding the impact of special items, income from continuing operations was $0.65 per diluted share, which exceeded the company’s previously issued guidance of $0.59 to $0.62 per diluted share, driven by top-line performance and operational execution across Integrated Supply Chain.

Recent Highlights3
Baxter continues to advance key strategic priorities in pursuit of its Mission to Save and Sustain Lives. Among recent highlights, the company:
•Announced U.S. Food and Drug Administration (FDA) 510(k) clearance of its Novum IQ large volume infusion pump (LVP) with Dose IQ Safety Software. Adding LVP modality to the Novum IQ Infusion Platform – which includes Baxter’s syringe infusion pump (SYR) with Dose IQ Safety Software, powered by the IQ Enterprise Connectivity Suite – integrates the user experience across its LVP and SYR pumps and helps to reduce the burden of non-critical tasks so that nurses, pharmacists and other clinicians can spend more time focused on patient care. The Novum IQ LVP and Novum IQ SYR are available to order in the U.S.
•Announced the continued expansion of its Pharmaceuticals portfolio with five injectable launches in the U.S. that reinforce the company’s focus on differentiated products and address unmet patient needs in key therapeutic areas. These launches include:
◦Norepinephrine Bitartrate in 5% Dextrose Injection in a new 16 mg/250 mL strength
◦Vasopressin in 0.9% Sodium Chloride Injection, the first and only FDA-approved ready-to-use Vasopressin in a flexible container
◦Vancomycin Injection, USP in 5% Dextrose in new 1.25 g/250 mL and 1.5 g/300 mL strengths
◦Ropivacaine Hydrochloride Injection, USP in a ready-to-use, single-dose infusion bag
◦Regadenoson Injection in a pre-filled syringe
Kidney Care Separation Update
Baxter’s preparations continue for the proposed separation of its Kidney Care segment. As announced on March 4, 2024, the company is exploring a potential sale of the Kidney Care business in lieu of a proposed spinoff of that business. No final decision on the separation structure has been

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3 See links to original press release for additional product information.

made. Regardless of the selected path, Baxter currently expects the separation of its Kidney Care business to take place in the second half of 2024.
2024 Financial Outlook
For full-year 2024: Baxter now expects sales growth of approximately 2% on a reported basis and 2% to 3% on a constant currency basis. The company expects adjusted earnings, before special items, of $2.88 to $2.98 per diluted share.
For second-quarter 2024: The company expects sales growth of approximately 1% on a reported basis and 2% to 3% on a constant currency basis. The company expects adjusted earnings, before special items, of $0.65 to $0.67 per diluted share.
A webcast of Baxter’s first-quarter 2024 conference call for investors can be accessed live from a link in the Investor Relations section of the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on May 2, 2024. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For more than 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on X/Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the company’s reconciliations to corresponding U.S. GAAP financial measures (which are included in the tables accompanying this release), may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.

Net sales growth on a constant currency basis is a non-GAAP financial measure that provides information on the percentage change in net sales growth as if foreign currency exchange rates had remained constant between the prior and current periods.
Other non-GAAP financial measures included in this release and the accompanying tables (including within the tables that provide the company’s detailed reconciliations to the corresponding U.S. GAAP financial measures) are: adjusted gross margin, adjusted selling, general, and administrative expenses, adjusted research and development expenses, adjusted other operating expense (income), net, adjusted operating income (loss), adjusted other income (expense), net, adjusted income (loss) from continuing operations before income taxes, adjusted income tax expense (benefit), adjusted income (loss) from continuing operations, adjusted income (loss) from discontinued operations, adjusted net income (loss), adjusted net income (loss) attributable to Baxter stockholders, adjusted diluted earnings per share from continuing operations, adjusted diluted earnings per share from discontinued operations and adjusted diluted earnings per share. Those non-GAAP financial measures exclude the impact of special items. For the quarters ended March 31, 2024 and 2023, special items for one or more periods included intangible asset amortization, business optimization charges, acquisition and integration costs, separation-related costs, expenses related to European medical devices regulation, and certain tax matters. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
This release and the accompanying tables also include free cash flow, a non-GAAP financial measure that Baxter defines as operating cash flow less capital expenditures. Free cash flow is used by management and the company’s Board of Directors to evaluate the cash generated from Baxter’s operating activities each period after deducting its capital spending.
This release also includes forecasts of certain of the aforementioned non-GAAP measures on a forward-looking basis as part of the company’s financial outlook for upcoming periods. Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking adjusted diluted EPS guidance because it believes that this measure provides useful information for the reasons noted above. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.
Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for second-quarter and full-year 2024) and business development and regulatory activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: the company’s ability to execute and complete strategic initiatives, asset dispositions and other transactions and development activities, including the proposed separation of the company’s Kidney Care business, the company’s plans to simplify its manufacturing footprint and the timing for such transactions, the ability to satisfy any applicable conditions and the expected proceeds, consideration and benefits; failure to accurately forecast or achieve the company’s short- and long-term financial performance and goals (including with respect to the company’s strategic initiatives and other actions) and related impacts on our liquidity; the company’s ability to execute on its capital allocation plans, including the company’s debt repayment plans, the timing and amount of any dividends, share repurchases and divestiture proceeds and, if the company proceeds with the separation of the Kidney Care business in the form of a spinoff, the capital structure of the public company that would be formed (and the resulting capital structure for the remaining company); the company’s ability to successfully integrate acquisitions; the impact of global economic conditions (including, among other things, inflation levels, interest rates, financial market volatility, banking crises, the potential for a recession, the war in Ukraine, the conflict in the Middle East (including attacks on merchant ships in the Red Sea), tensions amongst China, Taiwan and the U.S., and the potential for escalation of these conflicts, the related economic sanctions being imposed globally in response to the conflicts and potential trade wars and global public health crises, pandemics and epidemics, such as the COVID-19 pandemic, or the anticipation of any of the foregoing, on the company’s operations and on the company’s employees, customers, suppliers, and foreign governments in countries in which the company operates; downgrades to the company’s credit ratings or ratings outlooks, and the impact on the company’s funding costs and liquidity; product development risks, including satisfactory clinical performance and obtaining and maintaining required regulatory approvals (including as a result of evolving regulatory requirements or the withdrawal or resubmission of any pending applications), the ability to manufacture at appropriate scale and the general unpredictability associated with the product development cycle; product quality or patient safety issues leading to product recalls, withdrawals, launch delays, warning letters, import bans, sanctions, seizures, litigation or declining sales, including the focus on evaluating product portfolios for the potential presence or formation of nitrosamines; future actions of, or failures to act or delays in acting by, FDA, the European Medicines Agency or any other regulatory body or government authority (including the SEC, Department of Justice or the Attorney General of any State) that could delay, limit or suspend product development, manufacturing or sale or result in seizures, recalls, injunctions, monetary sanctions or criminal or civil liabilities; demand and market acceptance risks for, and competitive pressures related to, new and existing products, challenges with the company’s ability to accurately predict changing consumer preferences and future expenditures and inventory levels, and challenges with the company’s ability to monetize new and existing products and services, the impact of those products on quality and patient safety concerns and the need for ongoing training and support for our products; breaches, including by cyber-attack, data leakage, unauthorized access or theft, or failures of or vulnerabilities in, the company’s information technology systems or products; the continuity, availability and pricing of acceptable raw materials and component parts, the company’s ability to pass some or all of these costs to the company’s customers through recent price increases or otherwise, and the related continuity of the company’s manufacturing and distribution and those of the company’s suppliers; inability to create additional production capacity in a timely manner or the occurrence of other manufacturing, sterilization or supply difficulties, including as a result of natural disaster, war, terrorism, global public health crises and epidemics/pandemics, regulatory actions or otherwise; the company’s ability to finance and develop new products or enhancements on commercially acceptable terms or at all; loss of key employees, the occurrence of labor disruptions (including as a result of labor disagreements under bargaining agreements or national trade union agreements or disputes with works councils) or the inability to attract, develop, retain and engage employees; failures with respect to the company’s quality, compliance or ethics programs; future actions of third parties, including third-party payers and the company’s customers and distributors (including GPOs and IDNs); changes to legislation and regulation and other governmental pressures in United States and globally, including the cost of compliance and potential penalties for purported noncompliance thereof, including new or amended laws, rules and regulations as well as the impact of healthcare reform and its implementation, suspension, repeal, replacement, amendment, modification and other similar actions undertaken by the United States or foreign governments, including with respect to pricing, reimbursement, taxation and rebate policies; the outcome of pending or future litigation; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; global regulatory, trade and tax policies, including with respect to climate change and other sustainability matters; the ability to protect or enforce the company’s patents or other proprietary rights (including trademarks, copyrights, trade secrets and know-how) or where the patents of third parties prevent or restrict the company’s manufacture, sale or use of affected products or technology; the impact of any goodwill, intangible asset or other long-lived asset impairments on the company’s operating results; fluctuations in foreign exchange and interest rates; any changes in law concerning the taxation of income (whether with respect to current or future tax reform); actions by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Dose IQ, IQ Enterprise and Novum IQ are trademarks of Baxter International Inc.
Any other trademarks or product brands appearing herein are the property of their respective owners.

Media Contact
Andrea Johnson, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

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BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended March 31,
	2024	2023	Change
NET SALES	$3,592	$3,513	2%
COST OF SALES	2,205	2,238	(1)%
GROSS MARGIN	1,387	1,275	9%
% of Net Sales	38.6%	36.3%	2.3 pts
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,027	995	3%
% of Net Sales	28.6%	28.3%	0.3 pts
RESEARCH AND DEVELOPMENT EXPENSES	176	164	7%
% of Net Sales	4.9%	4.7%	0.2 pts
OTHER OPERATING INCOME, NET	(3)	(13)	(77)%
OPERATING INCOME	187	129	45%
% of Net Sales	5.2%	3.7%	1.5 pts
INTEREST EXPENSE, NET	78	117	(33)%
OTHER INCOME, NET	(7)	(2)	NM
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	116	14	NM
INCOME TAX BENEFIT	77	14	NM
% of Income from Continuing Operations Before Income Taxes	66.4%	100.0%	(33.6) pts
INCOME FROM CONTINUING OPERATIONS	39	—	NM
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	—	45	(100)%
NET INCOME	39	45	(13)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	2	1	100%
NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$37	$44	(16)%
INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE
Basic	$0.07	$0.00	NM
Diluted	$0.07	$0.00	NM
INCOME FROM DISCONTINUED OPERATIONS PER COMMON SHARE
Basic	$0.00	$0.09	(100)%
Diluted	$0.00	$0.09	(100)%
NET INCOME PER COMMON SHARE
Basic	$0.07	$0.09	(22)%
Diluted	$0.07	$0.09	(22)%
WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	508	505
Diluted	510	505
ADJUSTED OPERATING INCOME (excluding special items)¹	$515	$439	17%
ADJUSTED INCOME FROM CONTINUING OPERATIONS (excluding special items)¹	$333	$249	34%
ADJUSTED INCOME FROM DISCONTINUED OPERATIONS (excluding special items)[1]	$—	$49	(100)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$331	$297	11%
ADJUSTED DILUTED EPS FROM CONTINUING OPERATIONS (excluding special items)¹	$0.65	$0.49	33%
ADJUSTED DILUTED EPS FROM DISCONTINUED OPERATIONS (excluding special items)¹	$0.00	$0.10	(100)%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.65	$0.59	10%
1    Refer to page 9 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)
The company’s U.S. GAAP results for the three months ended March 31, 2024 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Operating Income	Income From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income From Continuing Operations	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share
Reported	$1,387	$1,027	$176	$187	$116	$77	$39	$39	$37	$0.07	$0.07
Reported percent of net sales (or effective tax rate for income tax expense)	38.6%	28.6%	4.9%	5.2%	3.2%	66.4%	1.1%	1.1%	1.0%
Intangible asset amortization	114	(52)	—	166	166	40	126	126	126	0.25	0.25
Business optimization items[1]	14	(27)	(16)	57	57	15	42	42	42	0.08	0.08
Acquisition and integration items[2]	1	(4)	—	5	5	1	4	4	4	0.01	0.01
Separation-related costs[3]	4	(88)	—	92	92	13	79	79	79	0.15	0.15
European medical devices regulation[4]	8	—	—	8	8	2	6	6	6	0.01	0.01
Tax matters[5]	—	—	—	—	—	(37)	37	37	37	0.07	0.07
Adjusted	$1,528	$856	$160	$515	$444	$111	$333	$333	$331	$0.65	$0.65
Adjusted percent of net sales (or effective tax rate for income tax expense)	42.5%	23.8%	4.5%	14.3%	12.4%	25.0%	9.3%	9.3%	9.2%

					Reported	Adjusted
Net income					$39	$333
Less: Net income attributable to noncontrolling interests					2	2
Net income attributable to Baxter stockholders					$37	$331

The company’s U.S. GAAP results for the three months ended March 31, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Income, Net	Operating Income	Income From Continuing Operations Before Income Taxes	Income Tax Expense (Benefit)	Income From Continuing Operations	Income From Discontinued Operations	Net Income	Net Income Attributable to Baxter Stockholders	Diluted Earnings Per Share from Continuing Operations	Diluted Earnings Per Share from Discontinued Operations	Diluted Earnings Per Share
Reported	$1,275	$995	$164	$(13)	$129	$14	$14	$—	$45	$45	$44	$0.00	$0.09	$0.09
Reported percent of net sales (or effective tax rate for income tax expense)	36.3%	28.3%	4.7%	(0.4)%	3.7%	0.4%	100.0%	0.0%	1.3%	1.3%	1.3%
Intangible asset amortization	110	(52)	—	—	162	162	36	126	—	126	126	0.25	0.00	0.25
Business optimization items[1]	35	(92)	(7)	—	134	134	27	107	—	107	107	0.21	0.00	0.21
Acquisition and integration items[2]	—	(6)	—	13	(7)	(7)	(2)	(5)	—	(5)	(5)	(0.01)	0.00	(0.01)
Separation-related costs[3]	1	(8)	—	—	9	9	—	9	7	16	16	0.02	0.01	0.03
European medical devices regulation[4]	12	—	—	—	12	12	3	9	—	9	9	0.02	0.00	0.02
Tax matters[5]	—	—	—	—	—	—	(3)	3	(3)	—	—	0.01	(0.01)	0.00
Adjusted	$1,433	$837	$157	$—	$439	$324	$75	$249	$49	$298	$297	$0.49	$0.10	$0.59
Adjusted percent of net sales (or effective tax rate for income tax expense)	40.8%	23.8%	4.5%	0.0%	12.5%	9.2%	23.1%	7.1%	1.4%	8.5%	8.5%

						Reported	Adjusted
Income (loss) from continuing operations						$—	$249
Less: Net income attributable to noncontrolling interests						1	1
Income (loss) from continuing operations attributable to Baxter stockholders						$(1)	$248

Weighted-average diluted shares as reported						505
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported						2
Weighted-average diluted shares as adjusted						507
1The company’s results in 2024 and 2023 included costs related to programs to optimize its organization and cost structure. In 2024, these costs primarily related to a program to centralize certain of its research and development activities into a new location and, to a lesser extent, the implementation of a new operating model intended to streamline and simplify its operations. In 2023, these costs primarily related to the implementation of its new operating model.
2The company’s results in 2024 and 2023 included acquisition and integration-related items comprised of Hillrom acquisition and integration expenses. In 2023 those costs are offset by net gains from changes in the fair value of contingent consideration liabilities.
3The company's results in 2024 and 2023 included separation-related costs primarily related to external advisors supporting its activities to prepare for the proposed separation of its Kidney Care segment, which are reported in continuing operations. The company's results in 2023 also included separation-related costs related to the sale of its BioPharma Solutions (BPS) business, which are reported in discontinued operations.
4The company’s results in 2024 and 2023 included incremental costs to comply with the European Union’s medical device regulations for previously registered products, which primarily consist of contractor costs and other direct third-party costs. The company considers the adoption of these regulations to be a significant one-time regulatory change and believes that the costs of initial compliance for previously registered products over the implementation period are not indicative of its core operating results.
5The company’s results in 2024 included income tax expenses resulting from internal reorganization transactions related to the proposed separation of its Kidney Care segment. The company’s results in 2023 included a reallocation of income tax expense between discontinued operations and continuing operations resulting from the application of intraperiod tax allocation to its adjusted results in an interim period.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)
The Medical Products and Therapies segment includes sales of our sterile IV solutions, infusion systems, administration sets, parenteral nutrition therapies and surgical hemostat, sealant and adhesion prevention products. The Healthcare Systems and Technologies segment includes sales of our connected care solutions and collaboration tools, including smart bed systems, patient monitoring systems and diagnostic technologies, respiratory health devices and advanced equipment for the surgical space, including surgical video technologies, precision positioning devices and other accessories. The Pharmaceuticals segment includes sales of specialty injectable pharmaceuticals, inhaled anesthesia and drug compounding. The Kidney Care segment includes sales of chronic and acute dialysis therapies and services, including peritoneal dialysis, hemodialysis, continuous renal replacement therapies (CRRT) and other organ support therapies. Other sales not allocated to a segment primarily include sales of products and services provided directly through certain of our manufacturing facilities.

	Three Months Ended March 31,		% Growth @ Actual Rates	% Growth @ Constant Rates
	2024	2023
Infusion Therapies and Technologies	$966	$911	6%	6%
Advanced Surgery	263	246	7%	8%
Medical Products and Therapies	1,229	1,157	6%	6%
Care and Connectivity Solutions	402	429	(6)%	(7)%
Front Line Care	265	302	(12)%	(12)%
Healthcare Systems and Technologies	667	731	(9)%	(9)%
Injectables and Anesthesia	328	305	8%	8%
Drug Compounding	250	218	15%	15%
Pharmaceuticals	578	523	11%	11%
Chronic Therapies	888	884	0%	2%
Acute Therapies	214	188	14%	15%
Kidney Care	1,102	1,072	3%	4%
Other	16	30	(47)%	(47)%
Total - Continuing Operations	$3,592	$3,513	2%	3%
In connection with our segment change in the third quarter of 2023, we reclassified $8 million of sales from the first quarter of 2023 from Chronic Therapies to Acute Therapies to conform to the current period presentation. Additionally, in connection with the reclassification of our BPS business to discontinued operations during the second quarter of 2023, we reclassified $2 million of contract manufacturing revenues from the first quarter of 2023 from BPS to Other (within continuing operations), as the related manufacturing facility was not part of that divestiture transaction.

Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Segment Operating Income
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2024	2023
Medical Products and Therapies	$227	$197
% of Segment Net Sales	18.5%	17.0%
Healthcare Systems and Technologies	67	112
% of Segment Net Sales	10.0%	15.3%
Pharmaceuticals	78	87
% of Segment Net Sales	13.5%	16.6%
Kidney Care	159	57
% of Segment Net Sales	14.4%	5.3%
Other	4	7
Total	535	460
Unallocated corporate costs	(20)	(21)
Intangible asset amortization expense	(166)	(162)
Business optimization items	(57)	(134)
Acquisition and integration items	(5)	7
Divestiture-related costs	(92)	(9)
European Medical Devices Regulation	(8)	(12)
Total operating income	187	129
Interest expense, net	78	117
Other income, net	(7)	(2)
Income from continuing operations before income taxes	$116	$14

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Operating Segment Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2024			2023			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Infusion Therapies and Technologies	$526	$440	$966	$514	$397	$911	2%	11%	6%
Advanced Surgery	147	116	263	144	102	246	2%	14%	7%
Medical Products and Therapies	673	556	1,229	658	499	1,157	2%	11%	6%
Care and Connectivity Solutions	278	124	402	298	131	429	(7)%	(5)%	(6)%
Front Line Care	195	70	265	221	81	302	(12)%	(14)%	(12)%
Healthcare Systems and Technologies	473	194	667	519	212	731	(9)%	(8)%	(9)%
Injectables and Anesthesia	191	137	328	173	132	305	10%	4%	8%
Drug Compounding	—	250	250	—	218	218	0%	15%	15%
Pharmaceuticals	191	387	578	173	350	523	10%	11%	11%
Chronic Therapies	226	662	888	229	655	884	(1)%	1%	0%
Acute Therapies	85	129	214	64	124	188	33%	4%	14%
Kidney Care	311	791	1,102	293	779	1,072	6%	2%	3%
Other	11	5	16	24	6	30	(54)%	(17)%	(47)%
Total - Continuing Operations	$1,659	$1,933	$3,592	$1,667	$1,846	$3,513	(0)%	5%	2%

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Three Months Ended March 31,
	2024	2023
Cash flows from operations – continuing operations	$163	$469
Cash flows from investing activities - continuing operations	(166)	(163)
Cash flows from financing activities - continuing operations	(140)	(372)

Cash flows from operations - continuing operations	$163	$469
Capital expenditures - continuing operations	(176)	(165)
Free cash flow - continuing operations	$(13)	$304

	Three Months Ended March 31,
	2024	2023
Cash flows from operations – discontinued operations	$—	10
Cash flows from investing activities - discontinued operations	—	(7)

Cash flows from operations - discontinued operations	$—	$10
Capital expenditures - discontinued operations	—	(7)
Free cash flow - discontinued operations	$—	$3

	Three Months Ended March 31,
	2024	2023
Cash flows from operations – Total Baxter	$163	$479
Cash flows from investing activities - Total Baxter	(166)	(170)
Cash flows from financing activities - Total Baxter	(140)	(372)

Cash flows from operations - Total Baxter	$163	$479
Capital expenditures - Total Baxter	(176)	(172)
Free cash flow - Total Baxter	$(13)	$307

Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Constant Currency Sales Growth
From the Three Months Ended March 31, 2023 to the Three Months Ended March 31, 2024
(unaudited)

	Net Sales Growth As Reported	FX	Constant Currency Sales Growth*
Infusion Therapies and Technologies	6%	0%	6%
Advanced Surgery	7%	1%	8%
Medical Products and Therapies	6%	0%	6%
Care and Connectivity Solutions	(6)%	(1)%	(7)%
Front Line Care	(12)%	0%	(12)%
Healthcare Systems and Technologies	(9)%	0%	(9)%
Injectables and Anesthesia	8%	0%	8%
Drug Compounding	15%	0%	15%
Pharmaceuticals	11%	0%	11%
Chronic Therapies	0%	2%	2%
Acute Therapies	14%	1%	15%
Kidney Care	3%	1%	4%
Other	(47)%	0%	(47)%
Total - Continuing Operations	2%	1%	3%

*Totals may not add across due to rounding
Constant currency sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Second Quarter and Full Year 2024 U.S. GAAP Sales Growth to Projected Constant Currency Sales Growth and Projected Second Quarter and Full Year 2024 Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q2 2024*	FY 2024*
Sales growth - U.S. GAAP	~ 1%	~ 2%
Foreign Exchange	> 100 bps	~ 50 bps
Sales growth - Constant currency	2% - 3%	2% - 3%

Adjusted Earnings Per Share Guidance	Q2 2024	FY 2024*
Adjusted diluted EPS	$0.65 - $0.67	$2.88 - $2.98
*Totals may not foot due to rounding

Baxter calculates forward-looking non-GAAP financial measures based on forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking adjusted diluted EPS guidance excludes potential charges or gains that would be reflected as non-GAAP adjustments to earnings. Baxter provides forward-looking adjusted diluted EPS guidance because it believes that this measure provides useful information for the reasons noted in the accompanying release. Baxter has not provided reconciliations of forward-looking adjusted EPS guidance to forward-looking GAAP EPS guidance because the company is unable to predict with reasonable certainty the impact of legal proceedings, future business optimization actions, separation-related costs, integration-related costs, asset impairments and unusual gains and losses, and the related amounts are unavailable without unreasonable efforts (as specified in the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K). In addition, Baxter believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.